                                                                    EXHIBIT 3.15

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             TRW AUTO HOLDINGS INC.

         TRW Auto Holdings Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of
Delaware (the "DGCL"), does hereby certify that:

         FIRST: By Action by Written Consent of the Board of Directors of the
Corporation, acting pursuant to Section 141(f) of the DGCL, a resolution was duly adopted setting forth the declaring a proposed amendment to the Certificate of Incorporation of the Corporation (the "Certificate") to be advisable and calling for consideration thereof by the stockholder of the Corporation. The resolution setting forth the proposed amendment is as follows:

                  NOW, THEREFORE, BE IT RESOLVED, that pursuant to Section 242 of the DGCL, the following amendment to the Certificate, and such other changes as are required to carry out the purpose and intent of this resolution, are hereby authorized, adopted and approved in all respects. Article IV of the Certificate is deleted in its entirety and replaced with the following:

                            "AUTHORIZED CAPITAL STOCK

                  The Corporation shall be authorized to issue one class of
         stock to be designated Common Stock; the total number of shares which the corporation shall have authority to issue is one-thousand and one-hundred (1,100), and each such share shall have a per value of the one cent ($0.01)."

         SECOND:  The sole stockholder of the Corporation considered and approved the amendment.

         THIRD:   Said amendment was duly adopted in accordance with the
provisions of Section 228 and 242 of the DGCL.

                                           [signature page follows]

         IN WITNESS WHEREOF, the undersigned has caused this Certificate of
Amendment to be duly executed by its respective signatory duly authorized as of this 5th day of February, 2003.

                                           TRW AUTO HOLDINGS INC.

                                           By:  /s/ Kathleen Salmas
                                              ----------------------------------
                                                 Name:     Kathleen Salmas
                                                 Title:    Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TRW AUTO HOLDINGS INC.

                                    ARTICLE I

                               NAME OF CORPORATION

                  The name of this corporation is:

                             TRW AUTO HOLDINGS INC.

                                   ARTICLE II

                                REGISTERED OFFICE

                  The address of the registered office of the corporation in the
State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City
of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III

                                     PURPOSE

                  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General
Corporation Law of Delaware.

                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

                  The corporation shall be authorized to issue one class of
stock to be designated Common Stock; the total number of shares which the corporation shall have authority to issue is one thousand (1,000), and each such share shall have a par value of one cent ($0.01).

                                    ARTICLE V

                                  INCORPORATOR

                  The name and mailing address of the incorporator of the
corporation is:

                          Jeane L. Richard
                          c/o Gibson, Dunn & Crutcher LLP
                          33 South Grand Avenue
                          Los Angeles, California 90071-3197

                                   ARTICLE VI

                          BOARD POWER REGARDING BYLAWS

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the corporation.

                                   ARTICLE VII

                              ELECTION OF DIRECTORS

                  Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

                                  ARTICLE VIII

                          LIABILITY AND INDEMNIFICATION

                  To the fullest extent permitted by the Delaware General
Corporation Law, as the same exists or may hereafter be amended (the "Delaware
Law"), a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware Law, any person (or the estate of any person)
who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The corporation may indemnify, in the manner and to the fullest extent permitted by the Delaware Law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Expenses incurred by

                                       2

any such director, officer, employee or agent in defending any such action, suit or proceeding may be advanced by the corporation prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified as authorized by the Delaware Law and this Article VII. The corporation may, to the fullest extent permitted by the Delaware Law, purchase and maintain insurance on behalf of any such director, officer, employee or agent against any liability which may be asserted against such person. To the fullest extent permitted by the Delaware Law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and, in the manner provided by the Delaware Law, any such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the corporation to indemnify any other person for any such expenses to the fullest except permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  No repeal or modification of the foregoing paragraph shall adversely affect any right or protection of a director of the corporation existing by virtue of the foregoing paragraph at the time of such repeal or modification.

                                   ARTICLE IX

                                CORPORATION POWER

                  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholder herein are granted subject to this reservation.

                                    ARTICLE X

                       CREDITOR COMPROMISE OR ARRANGEMENT

                  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction with the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the
application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the
Delaware Code, order a meeting of the creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or

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arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does make and file this Certificate.

Dated:  December 23, 2002

                                      /s/ Jeane L. Richard
                                      -----------------------------------
                                      Jeane L. Richard, Incorporator